                                 Exhibit 4.1

STOCK ESCROW AGREEMENT dated as of July 12, 2006 (the "AGREEMENT"), by and among:

(1) VICEROY ACQUISITION CORPORATION, a company organised under the laws of the state of Delaware, USA (the "COMPANY");

(2) ST ALBANS GLOBAL MANAGEMENT, LIMITED PARTNERSHIP, LLLP, LEE E. MIKLES AS TRUSTEE OF THE LEE E. MIKLES REVOCABLE TRUST DATED MARCH 26, 1996 AND THE LEE E. MIKLES GIFT TRUST DATED OCTOBER 6, 1999, DOUGLAS D. HOMMERT AS TRUSTEE OF THE DOUGLAS D. HOMMERT REVOCABLE TRUST, EDWIN A. LEVY IN HIS INDIVIDUAL CAPACITY, JOE C. LEACH IN HIS INDIVIDUAL CAPACITY, RAS LLC, MARK
R. MILLER IN HIS INDIVIDUAL CAPACITY, EDWIN L. WAHL IN HIS INDIVIDUAL CAPACITY, JEFFERY H. CALL IN HIS INDIVIDUAL CAPACITY AND KEN FENTON IN HIS INDIVIDUAL CAPACITY (each a "FOUNDING SHAREHOLDER" and together the "FOUNDING SHAREHOLDERS"); and

(3) CAPITA TRUST COMPANY (JERSEY) LIMITED, a company incorporated in and registered under the laws of Jersey (the "ESCROW AGENT");

         WHEREAS, the Founding Shareholders subscribed for, and the Company issued to such Founding Shareholders, in aggregate, 5,625,000 shares of common stock, par value $0.0001 per share, in the capital of the Company (the "SHARES"), such Shares being the "FOUNDING SHARES";

         WHEREAS, the Founding Shareholders have agreed to deposit such Founding Shares as are set forth opposite their respective names in Exhibit A attached hereto (collectively the "ESCROW SHARES"), in escrow as hereinafter provided;

         WHEREAS, the Company and the Founding Shareholders desire that the Escrow Agent hold the Escrow Shares, in escrow, to be held and disbursed as hereinafter provided.

         IT IS AGREED:

         1. Appointment of Escrow Agent. The Company and the Founding
            ---------------------------
Shareholders hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.

         2. Deposit of Escrow Shares. On or before the Effective Date, each
            ------------------------
of the Founding Shareholders shall deliver to the Escrow Agent certificates representing his or its respective Escrow Shares, to be held and disbursed subject to the terms and conditions of this Agreement. For the purposes of this Agreement, "EFFECTIVE DATE" means the date on which any of the common stock or warrants of the Company are first admitted to trading on the Alternative Investment Market ("AIM"), a market operated by the London Stock Exchange plc. For the avoidance of doubt, all rights, title to and indications of ownership of the Escrow Shares shall remain with the Founding Shareholders.

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         3.  Disbursement of the Escrow Shares. The Escrow Agent shall hold
             ---------------------------------
the Escrow Shares until the third anniversary of the Effective Date (the "ESCROW PERIOD"). On the expiry of the Escrow Period, the Escrow Agent shall, upon written instructions from the Company, disburse each of the Founding Shareholder's Escrow Shares to such Founding Shareholder; provided, however, that if the Escrow Agent is notified in writing by the Company that the Company:

         (a) is being dissolved or liquidated at any time during the Escrow Period, then the Escrow Shares shall be forfeited and the Escrow Agent shall promptly return the certificates representing the Escrow Shares to the Company or the Company's registrar, upon the Company's order, for cancellation;

         (b) having consummated a Qualified Business Combination (as such term is used in the offering circular of the Company relating to the offering of units by the Company (the "OFFERING CIRCULAR")), intends to consummate a merger, amalgamation, share exchange or other similar transaction which results in (or would result in) all of the shareholders of such resulting entity having the right to exchange their Shares for cash, securities or other property, then the Escrow Agent will, upon receipt of a certificate executed by the chairman of the Company, in a form reasonably acceptable to the Escrow Agent, stating that such transaction is then being consummated, release the Escrow Shares to the Founding Shareholders upon consummation of the transaction so that they can similarly participate; or

         (c) is repurchasing any of the Escrow Shares in accordance with its bylaws or otherwise for cancellation, then the Escrow Agent will, upon receipt of a certificate stating that such repurchase is being undertaken, executed by the chairman of the Company and in a form reasonably acceptable to the Escrow Agent (the "REPURCHASE NOTICE"), release the Escrow Shares specified in the Repurchase Notice to the Company for repurchase and cancellation.

         The Escrow Agent shall have no further duties hereunder in respect of any Escrow Shares which have been disbursed or destroyed in accordance with this Section 3 and shall have no further duties under this Agreement once all Escrow Shares have been disbursed or destroyed in accordance with this Section 3.

         4.  Rights of Founding Shareholders in Escrow Shares.
             ------------------------------------------------

         4.1 Voting Rights as a Shareholder. Subject to the terms of the
             ------------------------------
Insider Letters (as defined in Section 4.4 hereof) and except as herein provided, the Founding Shareholders shall retain all of their rights as holders of Shares in the Company during the Escrow Period, including, without limitation, the right to vote in respect of such Shares.

         4.2 Dividends and Other Distributions in Respect of the Escrow
             ----------------------------------------------------------
Shares. During the Escrow Period, all dividends or other distributions
------
payable in cash with respect to the Escrow Shares shall be paid to the Founding Shareholders, but all dividends payable in shares or other non-cash property ("NON-CASH DIVIDENDS") shall be delivered to the Escrow Agent to hold in

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accordance with the terms hereof. As used herein, the term "ESCROW SHARES"
shall be deemed to include the Non-Cash Dividends distributed thereon, if any.

         4.3 Restrictions on Transfer. During the Escrow Period, no sale,
             ------------------------
transfer or other disposition may be made of any or all of the Escrow Shares except (i) at a time at least one year following the Effective Date, by gift to a member of a Founding Shareholder's immediate family or to a trust, the beneficiary of which is a Founding Shareholder or a member of a Founding Shareholder's immediate family, (ii) by virtue of the laws of descent and distribution upon the death of any Founding Shareholder, (iii) pursuant to a qualified domestic relations order; or (iv) to any company which is wholly owned by that Founding Shareholder; provided, however, that such permissive transfers may be implemented only if they are permitted pursuant to the terms of the Lock-in Deed and the Insider Letter (both as defined in Section
4.4 hereof) and only upon the respective transferee's written agreement to be bound by the terms and conditions of this Agreement and each of the Lock-in Deed and the Insider Letter signed by the Founding Shareholder transferring the Escrow Shares and, in the case of permissive transfer (iv), to transfer the Escrow Shares back to the Founding Shareholder in the event that the Founding Shareholder disposes of a majority of the shares of the transferee company. During the Escrow Period, the Founding Shareholders shall not pledge or grant a security interest in the Escrow Shares or grant a security interest in their rights under this Agreement.

         4.4 Insider Letters and Lock-in Deeds. Each of the Founding
             ---------------------------------
Shareholders has executed (i) a letter agreement with CRT Capital Group LLC, ("CRT"), KBC Peel Hunt Ltd ("KBC") and the Company, dated as indicated on Exhibit A hereto (the "INSIDER LETTER") and (ii) a Rule 7 lock-in deed with KBC and the Company, dated as indicated on Exhibit A hereto (the "LOCK-IN DEED") in connection with the rights and obligations of such Founding Shareholder in certain events, including but not limited to the liquidation of the Company.

         5.  Concerning the Escrow Agent.
             ---------------------------

         5.1 Good Faith Reliance. The Escrow Agent shall not be liable for
             -------------------
any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is reasonably believed by the Escrow Agent to be genuine after appropriate due diligence and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced in writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

         5.2 Indemnification. The Escrow Agent shall be indemnified and
             ---------------
held harmless by the Company from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the

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services of the Escrow Agent hereunder, or the Escrow Shares held by it hereunder, other than expenses or losses arising from the gross negligence, fraud, bad faith, willful default or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent shall retain the Escrow Shares pending receipt of instructions from each of the Company and the Founding Shareholders or receipt of an order of a court having jurisdiction over any of the parties hereto directing to whom and under what circumstances the Escrow Shares are to be disbursed and delivered. The provisions of this
Section 5.2 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 5.5 or 5.6 below.

         5.3 Compensation. The Escrow Agent shall be entitled to an initial
             ------------
fee of $1,500, and an ongoing fee of $5,000 per annum (subject to annual review and payable quarterly in advance). The Escrow Agent shall also be entitled to an activity fee of $95 any time any Escrow Shares are released, delivered or transferred by it, and to reimbursement from the Company for all expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsel, advisors' and agents' fees and disbursements and all taxes or other governmental charges.

         5.4 Further Assurances. From time to time on and after the date
             ------------------
hereof, the Company and the Founding Shareholders shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

         5.5 Resignation. The Escrow Agent may resign at any time and be
             -----------
discharged from its duties as escrow agent hereunder by its giving the other parties hereto 3 months' written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time following the expiry of the notice period that the Escrow Agent shall turn over to a successor escrow agent appointed by the Company on terms substantially as set out in this agreement, the Escrow Shares held hereunder in such manner so as to ensure that the Escrow Shares remain in escrow without being returned to the Founding Shareholders.

         5.6 Discharge of Escrow Agent. The Escrow Agent shall resign and be
             -------------------------
discharged from its duties as escrow agent hereunder if so requested in writing at any time by the Company and a majority of the Founding Shareholders (provided that such request has been approved by each of CRT and KBC, such consent not to be unreasonably withheld, delayed or conditioned), jointly, provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in Section 5.5.

         5.7 Liability. Notwithstanding anything herein to the contrary, the
             ---------
Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.

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

         6.  Miscellaneous.
             -------------

         6.1 Governing Law. This Agreement shall for all purposes be deemed
             -------------
to be made under and shall be construed in accordance with the laws of England and Wales and the parties hereto agree to submit all disputes hereunder to the non-exclusive jurisdiction of the courts of England and Wales. Any action, proceeding or claim to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 6.6 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim.

         6.2 Third Party Beneficiaries. Each of the Company and the Founding
             -------------------------
Shareholders hereby acknowledge that each of CRT and KBC are third party beneficiaries of this Agreement, and that this Agreement may not be modified or changed without the prior written consent of both CRT and KBC. Except as explicitly provided herein, the parties do not intend that any person who is not a signatory to this Agreement (a "THIRD PARTY") shall acquire any right under this Agreement (whether or not pursuant to the Contracts (Rights of Third Parties) Act 1999) nor that the consent of or any notice to any Third Party shall be required for the variation, rescission or termination of this Agreement.

         6.3 Entire Agreement. This Agreement contains the entire agreement
             ----------------
of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by the party to be charged.

         6.4 Headings. The headings contained in this Agreement are for
             --------
reference purposes only and shall not affect in any way the meaning or interpretation thereof.

         6.5 Binding Effect. This Agreement shall be binding upon and inure
             --------------
to the benefit of the respective parties hereto and their legal representatives, successors and assigns.

         6.6 Notices. Any notice or other communication required or which
             -------
may be given hereunder shall be in writing and either be delivered personally or be mailed, certified or registered mail, or by private national courier service, return receipt requested, postage prepaid, and shall be deemed given when so delivered personally or, if mailed, two days after the date of mailing, as follows:

             If to the Company, to:

             VICEROY ACQUISITION CORPORATION
             8235 Forsyth Boulevard
             Suite 400
             St. Louis, Missouri 63105

             Attn: Paul Novelly, Chairman

             If to a Founding Shareholder, to his address set forth in Exhibit A.

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             and if to the Escrow Agent, to:

             Capita Trust Company (Jersey) Limited
             PO Box No 378
             JERSEY
             JE4 0FF

             Attn: Paul Horton

             A copy of any notice sent hereunder shall be sent to (but shall not constitute notice):

             CRT Capital Group LLC
             262 Harbor Drive
             Stamford
             Connecticut
             06902
             Attn: President

             and:

             KBC Peel Hunt Ltd
             111 Old Broad Street
             London
             EC2N 1PH

             Attn: Adam Hart

The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

6.7 Liquidation of Company. The Company shall give the Escrow Agent written
    ----------------------
notification of the liquidation and dissolution of the Company in the event that the Company fails to consummate a Business Combination by the Qualified Business Combination Deadline (such terms as defined in the Offering Circular).

6.8 Trust Fund. Notwithstanding any other provision of this Agreement, the
    ----------
Escrow Agent confirms its understanding that the Company has established a trust fund (the "TRUST FUND") relating to the Shares and Warrants, all as described in the Offering Circular. The Escrow Agent acknowledges that the Trust Fund will exist for the benefit of the Company's New Shareholders (as defined in the Offering Circular) and that monies from the Trust Fund may only be disbursed (i) to the New Shareholders (as defined in the Offering Circular) in the event of liquidation of the Company or (ii) in the event of certain other events as more fully described in the Offering Circular. The Escrow Agent agrees that neither it nor any of its affiliates have or will have any

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right, title interest or claim in or to monies in the Trust Fund (a "CLAIM")
and the Escrow Agent and its affiliates hereby waive any Claim against the Trust Fund that it or they may have now or in the future as a result of or arising out of this Agreement and will not seek recourse against the Trust Fund for any reason whatsoever, including in respect of the Company's indemnification obligations set out in this Agreement.

6.9 Appointment of Process Agent: The Company and each of the Founding
    -----------------------------
Shareholders (each an "APPOINTER" for the purposes of this Section 6.9) irrevocably appoints Jordans Limited of 20-22 Bedford Row, London WC1R 4JS (the "AGENT") as its agent to accept service of process in England in any legal action or proceedings arising out of or in connection with this Agreement provided that each Appointer agrees:

    (a) that service upon the Agent shall be deemed valid service upon the Appointer whether or not the process is forwarded to or received by the Appointer;

    (b) to inform all other parties to this Agreement, in writing, of any change of such Appointer's Agent or the address of its Agent within 28 days of such change;

    (c) that if the Agent ceases to be able to act as process agent or to have an address in England, the Appointer irrevocably agrees to appoint a new process agent in England and to deliver to the other parties to this Agreement within 14 days a copy of a written acceptance of appointment by the new process agent and if the Appointer fails to so appoint a new process agent in accordance with this Section the other parties to this Agreement shall be entitled to appoint such person by giving written notice of the appointment to the relevant Appointer; and

    (d) nothing in this Agreement shall effect the right to serve process in any manner permitted by law.

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

WITNESS the execution of this Agreement as of the date first above written.

                                       VICEROY ACQUISITION CORPORATION


                                       By:  /s/ Douglas D. Hommert
                                            ---------------------------------
                                            [Director]


                                       FOUNDING SHAREHOLDERS:



                                       ST ALBANS GLOBAL MANAGEMENT, LIMITED
                                       PARTNERSHIP, LLLP BY SAGM HOLDINGS,
                                       LLC, GENERAL PARTNER

                                       By:  /s/ Douglas D. Hommert
                                            ---------------------------------
                                       DOUGLAS D HOMMERT
                                       MANAGER


                                       /s/ Lee E. Mikles
                                       --------------------------------------
                                       LEE E MIKLES AS TRUSTEE OF THE
                                       LEE MIKLES REVOCABLE TRUST DATED
                                       MARCH 26, 1996


                                       /s/ Lee E. Mikles
                                       --------------------------------------
                                       LEE E MIKLES AS TRUSTEE OF THE
                                       LEE MIKLES GIFT TRUST DATED
                                       OCTOBER 6, 1999
                                       --------------------------------------

                                       --------------------------------------

                                       /s/ Douglas D. Hommert
                                       --------------------------------------
                                       DOUGLAS D HOMMERT AS TRUSTEE OF THE
                                       DOUGLAS D. HOMMERT REVOCABLE TRUST

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                                       /s/ Edwin A. Levy
                                       --------------------------------------
                                       EDWIN A LEVY, IN HIS INDIVDUAL
                                       CAPACITY


                                       /s/ Lee E. Mikles
                                       --------------------------------------
                                       RAS LLC
                                       By:


                                       /s/ Joe C. Leach
                                       --------------------------------------
                                       JOE C. LEACH, IN HIS INDIVIDUAL
                                       CAPACITY

                                       /s/ M. R. Miller
                                       --------------------------------------
                                       MARK R. MILLER, IN HIS INDIVIDUAL
                                       CAPACITY


                                       /s/ Edwin L. Wahl
                                       --------------------------------------
                                       EDWIN L. WAHL, IN HIS INDIVIDUAL
                                       CAPACITY


                                       /s/ Jeffery H. Call
                                       --------------------------------------
                                       JEFFERY H. CALL, IN HIS INDIVIDUAL
                                       CAPACITY


                                       /s/ Ken Fenton
                                       --------------------------------------
                                       KEN FENTON, IN HIS INDIVIDUAL CAPACITY


                                       CAPITA TRUST COMPANY (JERSEY) LIMITED

                                       By:  /s/ Anthony O'Keeffe
                                            ----------------------------------
                                            Name:  Anthony O'Keeffe
                                            Title: Director

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
EXHIBIT A

                                                                             SHARE
NAME AND ADDRESS OF                                       NUMBER          CERTIFICATE       DATE OF            DATE OF
FOUNDING SHAREHOLDER                                     OF SHARES           NUMBER     INSIDER LETTER      LOCK-IN DEED
-------------------------------------------------       -----------      -------------  --------------     --------------
St. Albans Global Management, Limited
Partnership, LLLP of 8235 Forsyth Boulevard,
4th Floor, Clayton, Missouri 63105                       2,250,000            C-1        July __,2006       July __,2006

Lee E. Mikles Revocable Trust dated 3.26.96 of
1801 Century Park East #460, Los Angeles,
California 90067                                         2,000,000            C-2        July __,2006       July __,2006

Lee E. Mikles Gift Trust dated 10.6.99 of 1801
Century Park East #460, Los Angeles, California
90067                                                      100,000            C-3        July __,2006       July __,2006

Edwin A. Levy of 570 Lexington Avenue, 27th
Floor, New York 10022                                      250,000            C-4        July __,2006       July __,2006

Douglas D. Hommert Revocable Trust of 8235
Forsyth Boulevard, 4th Floor, Clayton, Missouri
63105                                                      250,000            C-5        July __,2006       July __,2006

Joe C. Leach of 1999 Avenue of the Stars, Los
Angeles, California 90067                                  250,000            C-6        July __,2006

Mark R. Miller of 1801 Century Park East #460,
Los Angeles, California 90067                              100,000            C-7        July __,2006

RAS, LLC of 1801 Century Park East #460, Los
Angeles, California 90067                                   50,000            C-8        July __,2006

Edwin L. Wahl of 8235 Forsyth Boulevard, 4th
Floor, Clayton, Missouri 63105                             150,000                       July __,2006

                                    -10-

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

Jeffery H. Call of 8235 Forsyth Boulevard, 4th
Floor, Clayton, Missouri 63105                             150,000                       July __,2006

Ken Fenton of 8235 Forsyth Boulevard, 4th
Floor, Clayton, Missouri 63105                              75,000                       July __,2006



                                    -11-